Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) I, Eric P. Graap, as Senior Vice President and Chief Financial Officer of Fauquier Bankshares, Inc., certify that, to the best of my knowledge and belief, the Annual Report on Form 10-K for the period ended December 31, 2006, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Fauquier Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.
Dated: March 15, 2007

/s/ Eric P. Graap
Eric P. Graap
Senior Vice President and Chief Financial Officer